Exhibit 10.1

QUICKSILVER RESOURCES CANADA INC.

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FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP

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0927530 B.C. UNLIMITED LIABILITY COMPANY

CONTRIBUTION AGREEMENT

Dated as of December 23, 2011

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION		1

1.1	Definitions	1
1.2	Headings; Interpretation	6
1.3	Gender and Number	6
1.4	Including	6
1.5	References to this Agreement	6
1.6	References to Parties	6
1.7	Time Periods	6
1.8	References to Statutes	6
1.9	Currency	7
1.10	Accounting Terms	7
1.11	No Strict Construction	7
1.12	Knowledge or Awareness	7
1.13	Schedules	7

ARTICLE 2 CONTRIBUTION		7

2.1	Contribution of Assets	7
2.2	Payment of Value-Added Taxes	8
2.3	Payment of Cash Component	8
2.4	Partnership Interests	9
2.5	Tax Election	9
2.6	Attributed Value	9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		9

3.1	QRCI’s Representations and Warranties	9
3.2	Partnership’s Representations and Warranties	12
3.3	Newco’s Representations and Warranties	13
3.4	Survival of Representations and Warranties	14
3.5	No Additional Representations or Warranties by QRCI or Newco	15

ARTICLE 4 ADDITIONAL AGREEMENTS AND ACKNOWLEDGEMENTS		15

4.1	Declaration of Trust	15
4.2	Conflict	15
4.3	Required Consents	16
4.4	Asset Purchase Agreement	16
4.5	Purchase of Compression	16

ARTICLE 5 PROCESSING AND GATHERING; OPPORTUNITIES		16

5.1	Processing Facilities	16
5.2	Pipelines and Compression	17
5.3	Opportunities	17
5.4	Sales of Acreage	17
5.5	Drilling and Completion Expenditures	18

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ARTICLE 6 LIABILITY AND INDEMNIFICATION		19

6.1	Responsibility of QRCI	19
6.2	Responsibility of Partnership	20
6.3	Responsibility of Newco	20
6.4	Procedure - Indemnities	21
6.5	No Merger of Legal Responsibilities	21
6.6	Substitution and Subrogation	21
6.7	Responsibility Extends to Legal Costs	21
6.8	Benefit of Indemnity	21
6.9	Limitation on Liability	22
6.10	Social Service Tax Act	22

ARTICLE 7 GENERAL		22

7.1	Further Assurances	22
7.2	Governing Law and Submission to Jurisdiction	22
7.3	Assignment	22
7.4	Counterparts	23
7.5	Entire Agreement; Amendment	23
7.6	No Third Party Beneficiaries	23
7.7	Severability	23
7.8	Expenses	23
7.9	Notices	23
7.10	Remedies	25
7.11	Binding Effect	25

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT made as of the 23rd day of December, 2011.

BETWEEN:

QUICKSILVER RESOURCES CANADA INC., a corporation incorporated under the laws of Alberta (“QRCI”)

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FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, an Alberta ordinary partnership formed pursuant to the laws of the Province of Alberta (the “Partnership”)

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0927530 B.C. UNLIMITED LIABILITY COMPANY, an unlimited liability company incorporated under the laws of British Columbia (“Newco”)

RECITALS:

A.	The Partnership is governed by a Partnership Agreement, made as of the date hereof between QRCI and Newco (the “Partnership Agreement”);

B.
QRCI has agreed to contribute the Assets to the Partnership on a partially tax deferred basis and upon the terms and subject to the conditions set forth in the Partnership Agreement and in this Agreement; and

C.	Newco has agreed to contribute $125 million in cash to the Partnership upon the terms and subject to the conditions set forth in the Partnership Agreement and this Agreement.

NOW THEREFORE in consideration of the premises, mutual covenants, agreements and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereto respectively covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement the following words shall have the following meanings:

“Actual Initial Compressor Costs” means the actual aggregate amounts spent or incurred by the Partnership after the Effective Time to complete the engineering, procurement, construction and installation of the Initial Compressors on the Maxhamish Pipeline.

“Affiliate” means, in the context of the relationship between Persons, that one Person controls the other Person, is controlled by the other Person or that both are controlled by a third Person, and without limiting the generality of the foregoing for this purpose:

(a)
a corporation shall be deemed to be controlled by those Persons who possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the said corporation by ownership of voting interest, by contract or otherwise; and

(b)
a partnership, association, business or trust shall be deemed to be controlled by those Persons that are able to determine its policies and material decisions, provided that a partnership that is comprised only of corporations that are Affiliates of each other shall be deemed to be an Affiliate of each such corporation and its other Affiliates.

“Agreement” means this contribution agreement, together with the Schedules attached hereto and made a part hereof, all as amended, supplemented or modified from time to time.

“AMI” means the area delineated with a red line on the map attached hereto as Schedule “B”.

“AMI Opportunity Project” has the meaning ascribed thereto in the Partnership Agreement.

“Applicable Law” means, in relation to any Person, Asset, transaction or event, all applicable provisions, whether now or hereafter in effect, of laws, statutes, rules, regulations, official directives and orders of all federal, provincial, municipal and local governmental bodies (whether administrative, legislative, executive or otherwise) and judgments, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions in actions or proceedings in which the Person in question is a party or by which it is bound or having application to the Asset, transaction or event in question.

“Asset Purchase Agreement” means an agreement dated as of the date hereof between QRCI and MMI in the form of Schedule F attached hereto.

“Assets” has the meaning given to such term in Section 2.1.

“Assumed Liabilities” means any and all liabilities relating to the Assets resulting from, arising out of or relating to the ownership or operation of the Assets for the period from and after the Effective Time.

“Attributed Value” has the meaning given to such term in Section 2.6.

“Business Day” means any day except Saturday, Sunday or any statutory holiday in the Province of Alberta, the State of Texas or the State of New York.

“Capital Contribution” has the meaning given to such term in the Partnership Agreement;

“Capital Pool” has the meaning given to such term in the Partnership Agreement.

“Cash Component” has the meaning given to such term in Section 2.1.

“Commercial In-Service Date” means, with respect to the Fortune Creek Gas Plant, the date on which the Fortune Creek Gas Plant is operationally and commercially ready to begin receiving Natural Gas.

“Completion Costs” has the meaning given to such term in the Canadian Association of Petroleum Landmen 2007 Operating Procedure.

“Compression Assets” has the meaning given to such term in Section 4.5(a).

“Drilling Commitment Liquidated Damages” has the meaning given to such term in Section 5.5(c).

“Drilling Costs” has the meaning given to such term in the 2007 Canadian Association of Petroleum Landmen 2007 Operating Procedure.

“Drilling Obligations” has the meaning given to such term in Section 5.5(a).

“Effective Time” means 9:05 a.m. Calgary time on the date hereof, provided that the Effective Time shall be subsequent to the Effective Time of the Partnership Agreement.

“Environmental Liabilities” means all liabilities and obligations in respect of abandonment, restoration, reclamation of, and in respect of environmental damage attributable to operations conducted on or with respect to, the Assets regardless of whether any such abandonment, restoration, reclamation or environmental damage relates to or arises out of operations conducted or any condition existing or occurring prior to or after the Effective Time.

“Estimated Initial Compressor Costs” means the estimated amount, made as of the date hereof, of the aggregate amounts to be spent after the Effective Time by the Partnership to complete the engineering, procurement, construction and installation of the Initial Compressors on the Maxhamish Pipeline, which estimated amount has been determined by the parties to be ten million dollars ($10,000,000).

“Excise Tax Act” means the Excise Tax Act, 1980 RSC, c. E-15, as amended and the regulations thereunder.

“Excluded Liabilities” means any and all liabilities relating to the Assets resulting from, arising out of or relating to the ownership or operation of the Assets for the period prior to the Effective Time.

“Firm Service” means firm, non-interruptible service in a Partnership Facility, which for the avoidance of doubt shall be the last service to be curtailed unless QRCI in its sole discretion agrees otherwise in writing.

“Fortune Creek Gas Plant” means the Processing Facility described on Schedule D.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time, as published by the Financial Accounting Standards Board, consistently applied throughout the specified period and in the immediately prior comparable period.

“Gathering Agreement” means an agreement dated as of the date hereof between QRCI and the Partnership in the form of Schedule C attached hereto.

“Governmental Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence, certificate, registration or similar authorization of any Governmental Entity having jurisdiction over the Person.

“Governmental Entity” means, (a) any international, multinational, national, federal, provincial, state, county, municipal, local or other governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, board, bureau, agency, commissioner, tribunal or instrumentality, domestic or foreign; (b) any subdivision or authority of any of the above; (c) any stock exchange; and (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“GST” means any value added taxes imposed under any taxing statute, including, without limitation, goods and services tax imposed under the provisions of Part IX of the Excise Tax Act, harmonized sale taxes, provincial sales tax, and any similar taxes.

“Hazardous Materials” means hazardous, deleterious, or toxic substances; oilfield wastes; radioactive material; asbestos; polychlorinated biphenyls; pollutants; contaminants; dangerous goods; and unrefined and refined petroleum products; including all substances, materials and wastes regulated under applicable Laws relating to environmental or health and safety matters.

“Hurdle Rate” with respect to any period, means an internal rate of return for such period calculated without regard to any terminal value and on an unlevered pre-income tax, fully cost burdened (including general and administrative costs) basis.

“Initial Working Capital Amount” means $3,000,000.00.

“Income Tax Act” means the Income Tax Act (Canada) and the regulations thereto, or any similar Applicable Law of any Province or Territory of Canada imposing a tax on income or profits.

“Initial Compressors” mean two 4,735 horsepower compressors (each comprised of a Caterpillar 3616LE engine and an Ariel KBZ-6 compressor) at the compressor facility located at a-66-A/94-0-15 (59°47'48”N and 122°33'55”W) and one dehydrator, on the Maxhamish Pipeline.

“Land Rights” means all easements, rights of way, rights of access, rights of entry, governmental entry and access rights, crossing agreements, surface leases and permits by virtue of which the holder is entitled to occupy and access lands used or useful for purposes of operating the Assets, as described in Schedule A.

“Maxhamish Pipeline” means the existing pipeline project described in Schedule A hereto.

“Mcf” means one thousand cubic feet, measured at standard conditions.

“Midstream Facility” means any Processing Facility or Transportation Facility.

“MMI” means Makarios Midstream Inc., a wholly owned subsidiary of QRCI.

“Natural Gas” means natural gas that has been produced from a naturally occurring reservoir either prior to or after processing or the removal of Natural Gas Products therefrom.

“Natural Gas Liquids” means ethane, propane, butanes, condensate and heavier hydrocarbons.

“Natural Gas Products” means substances, other than methane, extracted from Natural Gas including sulphur, carbon dioxide and Natural Gas Liquids.

“NGTL” means NOVA Gas Transmission Ltd.

“Operations” has the meaning given to such term in Section 5.5(a).

“Partnership Agreement” has the meaning ascribed thereto in the Recitals.

“Partnership Facility” or “Partnership Facilities” means any Midstream Facility in which an interest is owned by the Partnership.

“Partnership Interest” means the entire legal and equitable ownership interest of a partner in the Partnership at any particular time.

“Permitted Encumbrances” means:

(a)	easements, rights of way, servitudes or other similar rights in land granted in the ordinary course of business;

(b)	liens imposed by statute securing the payment of taxes, assessments or other governmental charges which are not due at the relevant time;

(c)	rights of any governmental or public authority to levy taxes on or to limit, control or regulate any of the Assets in any manner;

(d)	the reservations, limitations, provisos or conditions in any grants or transfers from the Crown of any of the Assets or interests therein, and statutory exceptions to title; and

(e)
undetermined or inchoate liens (including, without limitation, processors', operators', mechanics', builders', materialmen's and similar liens) against the Assets arising in the ordinary course of business in regard to the costs and expenses of operation of the Assets, which costs and expenses are not due or delinquent at the relevant time or the validity of which is being diligently contested by or on behalf of QRCI.

“Person” includes any individual, partnership, firm, corporation, limited liability company, association, trust, joint venture, unincorporated organization, union, government or any department or agency thereof.

“Processing Agreement” means an agreement substantially in the form of Schedule E attached hereto.

“Processing Charge” has the meaning given to such term in Section 5.1(a).

“Processing Facility” means a facility (other than a Transportation Facility) whose primary function is or is ancillary to the compression, treatment or processing of and the removal of impurities from Natural Gas, or the extraction, fractionation or other treatment, or the storage, of Natural Gas or Natural Gas Products.

“Purchase Price” has the meaning given to such term in Section 2.1.

“Representatives” has the meaning given to such term in Section 6.8.

“Required Consent” has the meaning given to such term in Section 4.3.

“Service Agreement” has the meaning given to such term in Section 5.4(a).

“Specific Conveyances” has the meaning given to such term in Section 4.1.

“Temporary Account” has the meaning given in Section 2.1.

“TOP” shall have the meaning given to such term in Section 5.2(b).

“Transportation Facility” means a pipeline (including ancillary compression equipment) for the field gathering or other transportation of Natural Gas.

1.2	Headings; Interpretation

The division of this Agreement into articles, sections, subsections, paragraphs and clauses and the inclusion of headings and a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

1.3	Gender and Number

Unless the context otherwise requires, words importing the singular number include the plural and vice versa, and words importing gender include all genders.

1.4	Including

Where the word “including” or “includes” is used in this Agreement it means “including (or includes) without limitation.”

1.5	References to this Agreement

Unless otherwise specified, the terms “hereof”, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular article, section or other portion of this Agreement, and references in this Agreement to articles, sections and schedules are to articles and sections of and schedules to this Agreement.

1.6	References to Parties

Unless otherwise specified, every reference to a party to this Agreement shall extend to and include (as the context requires) such party's successors and permitted assigns, as if specifically named.

1.7	Time Periods

Unless otherwise specified, time periods within or following which any payment is to be made or other act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.8	References to Statutes

Unless otherwise specified, any reference in this Agreement to a statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements, supersedes or replaces any such statute or any such regulation.

1.9	Currency

Unless otherwise specified, any reference to currency is to Canadian currency and any amount advanced, paid or calculated is to be advanced, paid or calculated in Canadian currency.

1.10	Accounting Terms

Unless otherwise specified, whenever reference is made in this Agreement to a calculation to be made or an action to be taken in accordance with GAAP, such calculation shall be made or action taken in accordance with GAAP applicable as at the time such calculation is required to be made or action is to be taken, consistently applied.

1.11	No Strict Construction

The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

1.12	Knowledge or Awareness

Where in this Agreement a representation and warranty is made on the basis of the knowledge or awareness of QRCI, such knowledge or awareness consists only of the actual knowledge or awareness of the current officers of QRCI, without independent investigation or inquiry or review of QRCI's files or records, and does not include knowledge and awareness of any other Person or constructive or imputed knowledge.

1.13	Schedules

The following schedules form part of this Agreement:

Schedule A	-	Contributed Assets
Schedule B	-	AMI
Schedule C	-	Gathering Agreement
Schedule D	-	Fortune Creek Gas Plant
Schedule E	-	Processing Agreement
Schedule F	-	Asset Purchase Agreement

Unless otherwise specified, wherever any term or condition, express or implied, of any Schedule conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail to the extent of the conflict.

ARTICLE 2
CONTRIBUTION

2.1	Contribution of Assets

Pursuant to the terms and subject to the conditions set forth herein, effective as of the Effective Time, (a) QRCI hereby contributes, assigns, transfers, conveys and sets over the assets described in Schedule A hereto (the “Assets”) to the Partnership, in consideration for a purchase price (“Purchase Price”) comprised of (i) the issuance by the Partnership of a 50.0% Partnership Interest, and (ii) the payment by the Partnership of cash equal to $125 million less the Actual Initial Compressor Costs less the Initial Working Capital Amount (the “Cash Component”), such

Cash Component being paid in three (3) installments as per Section 2.3 below; and (b) Newco hereby contributes $125 million to the Partnership as a Capital Contribution in exchange for a 50.0% Partnership Interest.  The Partnership hereby accepts the Assets from QRCI, effective as of the Effective Time, to have, possess and hold the same, together with all benefit and advantage to be derived therefrom absolutely, all in accordance with the provisions of this Agreement.  The parties acknowledge that, as of the Effective Time, the Partnership has not established a bank account and that, accordingly, all funds of the Partnership, including the cash components of the contributions made pursuant to Section 2.1, shall be held in the bank account of MMI established at Bank of Nova Scotia with Account Number 129890402613 (the “Temporary Account”), in trust for and on behalf of the Partnership provided that such funds shall be used and disbursed solely in accordance with this Agreement and the Partnership Agreement.  Once the Partnership has established a bank account in its own name, any funds remaining in the Temporary Account shall be promptly transferred to the Partnership's account.  No funds of any other Person shall be co-mingled with the funds held in trust for the Partnership in the Temporary Account.

2.2	Payment of Value-Added Taxes

The Purchase Price payable by the Partnership to QRCI pursuant to Section 2.1 is exclusive of any GST.  The Partnership shall pay any applicable GST as calculated by QRCI based on the total Purchase Price pursuant to Section 2.3(a), directly to QRCI, as of the Effective Time.  To the extent any additional GST is owing or becomes applicable in respect of the acquisition of the Assets by the Partnership pursuant to Section 2.1(a), the Partnership shall be responsible for such GST, including any penalties, interest or other additions thereto.

2.3	Payment of Cash Component

The Partnership shall pay the Cash Component of the Purchase Price to QRCI as follows:

(a)
At the Effective Time, the Partnership shall pay to QRCI as the first installment an amount equal to $125 million, less the Estimated Initial Compressor Costs, less the Initial Working Capital Amount, less an amount equal to the amount of GST paid by the Partnership to QRCI pursuant to Section 2.2;

(b)
Upon receipt of any refund by the Partnership in respect of an input tax credit claimed in respect of any applicable GST, the Partnership shall pay the amount of the refund directly to QRCI as the second installment of the Cash Component of the Purchase Price; and

(c)
Upon completion of the engineering, procurement, construction and installation of the Initial Compressors, the Partnership shall pay to QRCI an amount equal to the amount, if any, by which the Estimated Initial Compressor Costs exceed the Actual Initial Compressor Costs.

The parties further agree and acknowledge that the Cash Component payable by the Partnership pursuant to Section 2.3(a) has been reduced by the Estimated Initial Compressor Costs, so as to enable the Partnership to complete the engineering, procurement, construction and installation of the Initial Compressors.  To the extent that the Actual Initial Compressor Costs are greater than the Estimated Initial Compressor Costs, QRCI agrees to refund a portion of the Cash Component paid by the Partnership equal to the amount by which the Actual Initial Compressor Costs exceed the Estimated Initial Compressor Costs, such an amount to be treated by the parties as a true-up of the Purchase Price.

2.4	Partnership Interests

(a)	In recognition of the Capital Contribution made pursuant to Section 2.1, QRCI's capital account shall be credited with an amount equal to the Attributed Value, less the Cash Component.

(b)	In recognition of the Capital Contribution made pursuant to Section 2.1, Newco's capital account shall be credited with an amount equal to $125 million.

2.5	Tax Election

QRCI's contribution pursuant to Section 2.1 will occur pursuant to an election under subsection 97(2) of the Income Tax Act (Canada), with an elected amount equal to the Cash Component of the Purchase Price paid by the Partnership pursuant to Section 2.1.  Newco shall have the right to review the T2059 Form to be filed by QRCI.  QRCI and Newco shall act in good faith in determining the allocation of the elected amount between the Assets.  Newco shall notify QRCI of any reasonable objections with respect to the proposed T2059 Form.  QRCI and Newco shall agree on such allocation within five (5) business days after delivery of the notice of disagreement.

QRCI is hereby authorized, for and on behalf of and in the name of the Partnership and its partners, to prepare, execute and file income tax returns, tax forms and tax elections required to be prepared and filed in respect of the sale, assignment, transfer and conveyance provided for in this Agreement.

2.6	Attributed Value

The value attributed to the Assets (the “Attributed Value”) shall be equal to their fair market value, as of the Effective Time, which the parties have determined to be $125,000,000.  As between the parties, no adjustments to the Attributed Value, capital account of QRCI or QRCI's Partnership Interest under the Partnership Agreement shall be made in respect of the contribution of the Assets pursuant hereto.  The parties acknowledge and agree that there are no liabilities (other than the Assumed Liabilities) being assumed by the Partnership in connection with the acquisition by the Partnership of the Assets and that no value is being attributed to the Assumed Liabilities.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	QRCI's Representations and Warranties

QRCI represents and warrants to Newco and the Partnership that on the date hereof:

(a)
Standing: QRCI is a corporation, duly organized and validly existing under the laws of the jurisdiction of its incorporation, and is duly registered and authorized to carry on business in the jurisdictions in which the Assets are located;

(b)
Requisite Authority: QRCI has the requisite corporate capacity, power and authority to execute this Agreement, and any other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject;

(c)
Execution and Enforceability: QRCI has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by QRCI, and this Agreement and all other documents executed and delivered on behalf of QRCI hereunder shall constitute legal, valid and binding obligations of QRCI enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);

(d)
No Conflict: The execution and delivery of this Agreement and the conveyance of the Assets to the Partnership in accordance with the terms of this Agreement are not in violation or breach of, or in conflict with and do not require any consent, authorization or approval under:

(i)	any term or provision of the constating documents of QRCI;

(ii)	any agreement, instrument, permit or authority to which QRCI is a party or by which QRCI is bound; or

(iii)	any Applicable Law or any judicial order, award, judgement or decree applicable to QRCI;

(e)	Residency for Tax Purposes: QRCI is not a non-resident of Canada within the meaning of the Income Tax Act;

(f)	Title: QRCI has good, valid and marketable title to the Assets that is, except for Permitted Encumbrances, free and clear of all liens, mortgages, royalties, encumbrances and other burdens;

(g)
Condition and Sufficiency of Assets:  The structures, machinery, equipment, appurtenances and other items of tangible personal property included in the Assets are in good operating or working condition and repair, and are adequate for the uses to which they are being put.  The Land Rights provide for a contiguous right of way in respect of the entire length of the Maxhamish Pipeline;

(h)
Required Approvals:  There is no requirement to make any filing with, give any notice to, or obtain any authorization, consent or approval of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement, the failure of receipt of which would interfere in any material respect with the ownership, use and operation of the Assets as currently owned, used and operated or would result in a prohibition of or material delay in the transactions contemplated hereby;

(i)
Governmental Authorizations:  QRCI holds all material Governmental Authorizations, permits, orders, approvals and licences required by Applicable Law necessary for the ownership, use and operation of the Assets, as currently being used and operated, and such are valid and in full force and effect;

(j)
Compliance with Laws:  The Assets are being maintained and operated in accordance with all Applicable Laws and Governmental Authorizations. The ownership of the Assets, and the uses to which the Assets have been put, are not in material breach of any

Applicable Laws or any contracts or agreements to which QRCI is a party, except for breaches which in the aggregate are immaterial to the Partnership;

(k)
Timely Payment:  All rentals and other amounts due under the Land Rights and all taxes levied upon the Assets that are payable by QRCI have been properly paid in a timely manner. Without limitation, all ad valorem, property and similar taxes and assessments based on or measured by the ownership of the Assets that are due and owing and the failure to pay would interfere in any material respect with the ownership, use and operation of the Assets as currently owned, used and operated, have been properly paid and fully discharged;

(l)	Material Contracts: In respect of each material contract and agreement to which QRCI is a party or by which it is bound and which is included in the Assets, including all Land Rights:

(i)	QRCI is not in material default in the performance or observance of any of the obligations, covenants, terms or conditions contained or referenced therein; and

(ii)	to QRCI's knowledge, no other party thereto is in material default thereunder, nor does any such party have any subsisting right to terminate the same; and

(iii)	such contracts and agreements are in full force and effect;

(m)
No Litigation:  There are no (i) actions, suits or proceedings, at law or in equity, by any Person, (ii) any grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of QRCI any investigation by) any Governmental Entity, pending, or, to the knowledge of QRCI, threatened against or affecting the Assets or the interests of QRCI therein, and, to the knowledge of QRCI, there is no valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation. QRCI is not subject to any judgment, order or decree entered in any judicial, administrative or arbitral proceeding which relates to or affects the Assets;

(n)
No Reduction:  QRCI's interest in the Assets is not subject to reduction by virtue of the conversion or other alteration of any third party interest relating thereto or otherwise, except for Permitted Encumbrances;

(o)
Bankruptcy:  QRCI has not made any assignment for the benefit of creditors, nor any proposal under the Bankruptcy and Insolvency Act (Canada) nor has any receiving order been made against it under the Bankruptcy and Insolvency Act (Canada), nor has any petition for such an order been served upon it, nor are there any proceedings in effect or threatened under the Companies' Creditors Arrangement Act (Canada) or similar legislation with respect to it, nor has any receiver, receiver and manager, liquidator, administrator, custodian or official with similar powers been appointed by court order or privately respecting QRCI or any of its assets or property, nor is QRCI contemplating or initiating any steps whatsoever in connection with any of the foregoing, nor has QRCI received any notice from any Person contemplating or initiating any such steps;

(p)
Hazardous Materials:  Except as disclosed to Newco, QRCI has not filed any notice under any federal, provincial or local law indicating or reporting a past or present spill, release or emission on or in respect of the Assets of Hazardous Materials and QRCI has no contingent liability of which it has knowledge in connection with any release of Hazardous Materials on or in respect of the Assets;

(q)	Environmental Matters:

(i)	QRCI has not received, nor is it aware that any other Person has received:

(A)
any notice, order or directive under Applicable Law which relates to Environmental Liabilities and which requires any work, repairs, construction or capital expenditures which is outstanding, where those orders or directives have not been complied with in all material respects; or

(B)
any demand or notice issued with respect to the breach of Applicable Laws from any Person pertaining to the Assets that relates to the environment, health or safety, including any matter respecting the release, use, storage, treatment, transportation or disposition of environmental contaminants which demand or notice remains outstanding, and to QRCI's knowledge no particular circumstance presently exists which may give rise to any such orders, directives, demands or notices; and

(r)
Brokers and Finders:  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of QRCI or any of its Affiliates.

3.2	Partnership's Representations and Warranties

The Partnership represents and warrants to Newco and QRCI that on the date hereof:

(a)	Standing: The Partnership is a partnership, duly formed under the laws of the Province of Alberta;

(b)
Requisite Authority:  The Partnership has the requisite power and authority under the Partnership Agreement to execute this Agreement and any other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject;

(c)
Execution and Enforceability:  The Partnership and its partners have taken all necessary corporate and partnership actions to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by the Partnership and this Agreement and all other documents executed and delivered on behalf of the Partnership hereunder shall constitute valid and binding obligations of the Partnership enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);

(d)
No Conflict:  The execution and delivery of this Agreement and the conveyance of the Assets to the Partnership in accordance with the terms of this Agreement are not in violation or breach of, or in conflict with and do not require any consent, authorization or approval under:

(i)	any term or provision of the constating documents of the Partnership;

(ii)	any agreement, instrument, permit or authority to which the Partnership is a party or by which the Partnership is bound; or

(iii)	any Applicable Law or any judicial order, award, judgement or decree applicable to the Partnership; and

(e)	Canadian Partnership: The Partnership is a Canadian partnership for the purposes of the Income Tax Act.

3.3	Newco's Representations and Warranties

Newco represents and warrants to QRCI and the Partnership that on the date hereof:

(a)
Standing:  Newco is a corporation, duly organized and validly existing under the laws of the jurisdiction of its incorporation, and is duly registered and authorized to carry on business in Alberta and British Columbia;

(b)
Requisite Authority:  Newco has the requisite corporate capacity, power and authority to execute this Agreement, and any other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject;

(c)
Execution and Enforceability:  Newco has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by Newco, and this Agreement and all other documents executed and delivered on behalf of Newco hereunder shall constitute legal, valid and binding obligations of Newco enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);

(d)
No Conflict:  The execution and delivery of this Agreement and the Capital Contribution by Newco in accordance with the terms of this Agreement are not in violation or breach of, or in conflict with and do not require any consent, authorization or approval under:

(i)	any term or provision of the constating documents of Newco;

(ii)	any agreement, instrument, permit or authority to which Newco is a party or by which Newco is bound; or

(iii)	any Applicable Law or any judicial order, award, judgement or decree applicable to Newco;

(e)	Residency for Tax Purposes: Newco is not a non-resident of Canada within the meaning of the Income Tax Act;

(f)
Required Approvals:  There is no requirement to make any filing with, give any notice to, or obtain any authorization, consent or approval of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement, the failure of receipt of which would result in a material adverse effect or a prohibition of the transactions contemplated hereby;

(g)
No Litigation:  There are no (i) actions, suits or proceedings, at law or in equity, by any Person, (ii) any grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of Newco any investigation by) any Governmental Entity, pending, or, to the knowledge of Newco, threatened against or affecting the Assets or the interests of Newco therein, and, to the knowledge of Newco, there is no valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation. Newco is not subject to any judgment, order or decree entered in any judicial, administrative or arbitral proceeding which relates to or affects the Assets;

(h)
Bankruptcy:   Newco has not made any assignment for the benefit of creditors, nor any proposal under the Bankruptcy and Insolvency Act (Canada) nor has any receiving order been made against it under the Bankruptcy and Insolvency Act (Canada), nor has any petition for such an order been served upon it, nor are there any proceedings in effect or threatened under the Companies' Creditors Arrangement Act (Canada) or similar legislation with respect to it, nor has any receiver, receiver and manager, liquidator, administrator, custodian or official with similar powers been appointed by court order or privately respecting Newco or any of its assets or property, nor is Newco contemplating or initiating any steps whatsoever in connection with any of the foregoing, nor has Newco received any notice from any Person contemplating or initiating any such steps; and

(i)
Brokers and Finders:  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Newco or any of its Affiliates.

3.4	Survival of Representations and Warranties

Notwithstanding anything to the contrary herein expressed or implied and notwithstanding the deliveries of covenants, representations and warranties in any other agreements or documents or investigations by the parties hereto or their counsel, the representations and warranties set forth in Sections 3.1, 3.2 and 3.3 are true on the date hereof and shall continue and remain in full force and effect for the benefit of the parties hereto for a period of two (2) years following the Effective Time.  The representations and warranties set forth in Sections 3.1 and 3.2 shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Assets from QRCI to the Partnership and there shall not be any merger of any covenant, representation or warranty in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.  All covenants and agreements contained in this Agreement that by their terms apply or are to be performed in their entirety on or prior to the Effective Time shall terminate at the Effective Time.  All covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time shall remain in full force and effect after the Effective Time in accordance with their terms.

3.5	No Additional Representations or Warranties by QRCI or Newco

(a)
QRCI makes no representations or warranties to Newco and the Partnership except as expressly enumerated in Section 3.1.  Without limiting the generality of the foregoing, QRCI does not make representations or warranties with respect to: (i) any estimates of the value of the Assets or the revenues applicable to them; or (ii) any economic evaluations respecting the Assets.

(b)
Except with respect to the representations and warranties in Section 3.1 or in the event of fraud, the Partnership forever releases and discharges QRCI and its directors, officers, agents and employees from any claims and all liability to the Partnership or the Partnership's other partners, as a result of the use or reliance upon advice, information or materials pertaining to the Assets, which was delivered or made available to the Partnership by QRCI or its directors, officers, agents, consultants or employees prior to or pursuant to this Agreement, including, without limitation, any evaluations, projections, reports and interpretive or non-factual materials prepared by or for QRCI, or otherwise in QRCI's possession.

(c)
Newco makes no representations or warranties to QRCI or the Partnership except as expressly enumerated in Section 3.3.  Without limiting the generality of the foregoing, Newco does not make representations or warranties with respect to: (i) any estimates of the value of the Assets or the revenues applicable to them; or (ii) any economic evaluations respecting the Assets.

ARTICLE 4
ADDITIONAL AGREEMENTS AND ACKNOWLEDGEMENTS

4.1	Declaration of Trust

QRCI hereby acknowledges to, declares and covenants with the Partnership that, in respect of all of the Assets which are held or registered in the name of QRCI, or in respect of which QRCI holds legal title, or any residual, contingent or future interest, QRCI as and from the Effective Time, stands possessed of and holds such Assets and all receipts, proceeds or products from the Assets in trust for the exclusive benefit of the Partnership and QRCI shall only deal with such Assets as instructed by the Partnership.  Upon request of the Partnership, QRCI shall, wherever and to the extent that it is permissible to do so, provide to the Partnership such transfers, assignments, notices of assignment, novation agreements and other conveyances (the “Specific Conveyances”) which are necessary or appropriate to transfer the title to the Assets currently held in the name of QRCI or by its nominee to the Partnership or as the Partnership otherwise directs.  The Partnership shall be responsible at its cost for circulating and registering such conveyances and paying all transfer, registration, sales tax and other charges incurred in connection therewith.

4.2	Conflict

The parties agree that in the event of a conflict between the terms of this Agreement and any of the Specific Conveyances, this Agreement shall prevail.

4.3	Required Consents

To the extent that any Asset is not capable of being contributed, assigned, transferred or conveyed, or if such contribution, assignment, transfer or conveyance requires the prior consent of any Person (other than a consent which is customarily obtained after such contribution, assignment, transfer or conveyance or where the parties agree that the consequence of a failure to obtain such prior consent would not result in any material adverse consequence to such Asset) (a “Required Consent”) this Agreement shall not constitute a contribution, assignment, transfer or conveyance of legal title to such Asset unless and until such Required Consent or waiver thereof is obtained.  To the extent that any Required Consent is not obtained by QRCI, QRCI shall, from the Effective Time hold the benefits of such Asset in trust and act as agent, for the Partnership in accordance with the provisions of Section 4.1.

4.4	Asset Purchase Agreement

Immediately following the Effective Time, QRCI shall transfer its 50.0% Partnership Interest to MMI in exchange for shares of MMI, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement.  QRCI shall cause MMI to execute and deliver instruments confirming that MMI agrees to be bound by the terms of the Partnership Agreement with respect to the Partnership Interest so transferred to the same extent applicable to QRCI.

4.5	Purchase of Compression

(a)
The Partnership hereby agrees to sell, and QRCI agrees to purchase on an as-is-where-is basis, the four compressors, two dehydrators and all associated fixtures, equipment and spare parts located at the compressor facility located at a-66-A/94-0-15 (59°47'48”N and 122°33'55”W) (collectively, the “Compression Assets”).

(b)	The purchase price for the Compression Assets shall be $33,000,000, payable in cash and exclusive of any applicable GST.

(c)	At QRCI's sole option, the purchase and sale of the Compression Assets shall occur on either January 1, 2016 or May 1, 2018.

(d)
On the date of purchase and sale of the Compression Assets, QRCI shall deliver the purchase price of the Compression Assets to the Partnership and the Partnership shall deliver a general conveyance, such specific conveyances as may be required and discharges in respect of any security held by any Person in respect of the Compression Assets.

(e)
QRCI and the Partnership agree to execute and deliver such further agreements, documents and instruments as may be necessary or desirable to give effect to the transactions contemplated by this Section 4.5 at of before the date of purchase and sale.

ARTICLE 5
PROCESSING AND GATHERING; OPPORTUNITIES

5.1	Processing Facilities

(a)	The Partnership shall construct the Fortune Creek Gas Plant. Contemporaneously with the execution and delivery of this Agreement, QRCI and the Partnership are entering into a Processing Agreement in the form attached hereto as Schedule E which will, inter alia, provide that the processing charge (the “Processing Charge”) for Natural Gas will be calculated such that the Partnership's investment in the Fortune Creek Gas Plant will:

(i)
achieve a 15% Hurdle Rate, on the basis of the capital component of the Processing Charge alone, at the end of the 10-year period following the estimated Commercial In-Service Date of the Fortune Creek Gas Plant;

(ii)
include a variable fee reflecting a pass-through of actual cash operating and maintenance capital expenses incurred by the Partnership such that the Partnership will not be affected by variances in such expenses; and

(iii)
include a capital component that increases or decreases, as the case may be, to the extent that actual capital costs exceed or are less than the estimates, such that the Partnership would achieve its 15% Hurdle Rate on the basis of TOP obligations alone over the 10 year period based on the actual capital costs.

5.2	Pipelines and Compression

Contemporaneously with the execution and delivery of this Agreement, QRCI and the Partnership are entering into a Gathering Agreement in the form attached hereto as Schedule C, which will, inter alia, provide that:

(a)	the initial term thereof shall be 10 years;

(b)
QRCI will pay a transportation fee as set forth in Exhibit C-2 of the Gathering Agreement, which fee shall be payable on a take-or-pay (“TOP”) basis, such that to the extent that volumes delivered are below contracted levels, revenues to the Partnership will not be affected, as set forth in the Gathering Agreement;

(c)	QRCI shall not have any obligation to deliver any minimum volume of Natural Gas to the Maxhamish Pipeline; and

(d)
the Partnership shall provide Firm Service to QRCI in respect of its Natural Gas up to the capacity of the Fortune Creek Gas Plant subject to any release of such capacity by QRCI in favour of a third party.

5.3	Opportunities

From and after the Permitted Transfer (as defined in the Partnership Agreement), Newco and QRCI each agree to be bound by Section 3.2 and Article 4 of the Partnership Agreement as if those provisions were set forth in full herein.

5.4	Sales of Acreage

(a)
From and after the Effective Time, QRCI shall, and shall cause its Affiliates to, require any acquirer from it of working interests in acreage in the AMI that acquires directly or indirectly such acreage from QRCI, MMI or any of their Affiliates, to

(i)	to agree to offer any AMI Opportunity Project, if and to the extent located within the said acreage, or providing services in respect of the gas produced from and attributable to the said working interests, to the Partnership as if such acquirers were in the same position as MMI and its Affiliates (under the Partnership Agreement);

(ii)
take such acreage subject to QRCI's obligations under the Gathering Agreement and each other gathering and/or processing agreement relating to a midstream facility owned by the Partnership (each such other agreement being referred to herein as a “Service Agreement”), if any, between the Partnership and QRCI if and to the extent that the Gathering Agreement and/or any such Service Agreement relates to such acreage, and therefore be jointly and severally liable with QRCI and its Affiliates for such obligations, subject to Section 5.4(b); and

(iii)	use the facilities of the Partnership for gas processing activities to the extent such facilities are used immediately prior to such transfer of acreage.

For clarity, should a third party acquire any or all of QRCI’s acreage in the AMI, it will only be required to offer the Partnership any AMI Opportunity Projects with respect to the acreage acquired from QRCI, and not such third party’s previously-held or subsequently-acquired acreage within the AMI.

(b)
If, in connection with a transfer of working interests in acreage pursuant to Section 5.4(a), Newco consents, QRCI and its Affiliates shall be released from their obligations under the Gathering Agreement and Service Agreements in respect of said acreage, including without limitation the obligations and joint and several liability described in clause (ii) above.  Newco may withhold its consent if and only if, in its reasonable opinion, the acquirer is not sufficiently creditworthy to perform QRCI's obligations under the said Gathering Agreement and Service Agreements relating to such acreage, taking into consideration the credit support provided by the parent guaranty.

5.5	Drilling and Completion Expenditures

(a)
In each of calendar years 2012, 2013 and 2014, QRCI shall spend a minimum of $100,000,000 per calendar year on Drilling Costs and Completion Costs (“Operations”) in the AMI (the “Drilling Obligations”), which Drilling Obligations shall not take into account any spending incurred in respect of exploring or abandoning operations or any other field infrastructure related operations (other than equipping) undertaken in the AMI.  Spending incurred in respect of Operations in the AMI by a Person other than QRCI under a farmout, joint venture, participation or similar arrangement between that other Person and QRCI shall be deemed to have been incurred, and the Drilling Obligations shall be deemed to that extent to have been performed, by QRCI as if it had incurred the spending itself.

(b)	At the election of QRCI, QRCI may:

(i)	defer a portion of the Drilling Obligations for any year up to a cumulative total of $20,000,000; and

(ii)
may accelerate a portion of the Drilling Obligations for any year into an earlier year, and if performed, they shall be considered to have been performed in the year in which they were originally to have been performed.

(c)
If QRCI does not fulfill its Drilling Obligations in a given calendar year, the capital portion of the Revenue Requirement as calculated pursuant to Section 502(a)(i) of the Gathering Agreement (the “Capital RR”) for the last month of that year shall be increased by an amount (the “Capital RR Adjustment Amount”) equal to:

(i)	$100,000,000; plus

(ii)	any deferred amount; minus

(iii)	the amount spent on Drilling Obligations in such year; minus

(iv)	$20,000,000.

If and to the extent that up to $20,000,000 is carried into the fourth year, such amounts will not be deferred any longer.

(d)
If the Capital RR under the Gathering Agreement for a month is increased by a Capital RR Adjustment Amount in accordance with Section 5.5(c), the Capital RR for the last month of the Initial Term shall be reduced by an amount equal to that Capital RR Adjustment Amount, provided that if, through one or more reductions pursuant to this Section 5.5(d) the Capital RR for the last or any preceding month of the Initial Term is reduced to zero, any additional reduction required pursuant to this Section 5.5(d) shall be made to the Capital RR for the next preceding month of the Initial Term and so on until the entire Capital RR Adjustment Amount has been applied.

(e)
The parties hereto agree that, other than the adjustments to the Capital RR as contemplated in Sections 5.5(c) and (d), there will be no remedy or compensation whatsoever payable or otherwise available to the Partnership in the event of any failure by QRCI to perform the Drilling Obligations.

ARTICLE 6
LIABILITY AND INDEMNIFICATION

6.1	Responsibility of QRCI

QRCI shall, subject to Section 6.9:

(a)
be liable to Newco, the Partnership and their respective Affiliates (other than QRCI) and their respective directors, officers, servants, agents and employees, and each of them, for all losses, costs, damages and expenses whatsoever which Newco, the Partnership or their respective affiliates (other than QRCI) or their respective directors, officers, servants, agents or employees, or any of them, may suffer, sustain, pay or incur; and

(b)
indemnify and save Newco, the Partnership and their respective Affiliates (other than QRCI) and their respective directors, officers, servants, agents and employees, and each of them, harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by Newco, the Partnership (other than QRCI) and their respective directors, officers, servants, agents or employees, or any of them, or which they or any of them may sustain, pay or incur to the extent arising out of, resulting from, attributable to or connected with (i) any breach or inaccuracy of any representation or warranty made by QRCI herein in respect of which a written notice specifying the misrepresentation or breach is delivered by Newco or the Partnership in accordance with Section 3.4 (provided that in the event of a breach of Section 3.1(q), neither Newco nor the Partnership shall be entitled to seek indemnification for such breach hereunder as long as QRCI (or any of its Affiliates, acting on its behalf) is and remains in compliance with its obligations under the Gathering Agreement and any Service Agreement), (ii) the failure of QRCI to comply with, or the breach by QRCI of, any of the covenants or agreements to be performed by QRCI in this Agreement or (iii) any Excluded Liabilities.

6.2	Responsibility of Partnership

The Partnership shall, subject to Section 6.9:

(a)
be liable to QRCI and its affiliates (other than the Partnership) and their respective directors, officers, servants, agents and employees, and each of them, for all losses, costs, damages and expenses whatsoever which QRCI and its affiliates (other than the Partnership) and their respective directors, officers, servants, agents and employees, or any of them, may suffer, sustain, pay or incur, and

(b)
indemnify and save QRCI and its affiliates (other than the Partnership) and their respective directors, officers, servants, agents and employees, and each of them, harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by QRCI and its affiliates (other than the Partnership) and their respective directors, officers, servants, agents or employees, or any of them, or which they or any of them may sustain, pay or incur, as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with (i) the Assets to the extent occurring or accruing after the Effective Time, (ii) any breach or inaccuracy of any representation or warranty made by the Partnership herein in respect of which a written notice specifying the misrepresentation or breach is delivered by QRCI in accordance with Section 3.4, (iii) the failure of the Partnership to comply with, or the breach by the Partnership of, any of the covenants or agreements to be performed by the Partnership in this Agreement or (iv) any Assumed Liabilities.

6.3	Responsibility of Newco

Newco shall, subject to Section 6.9:

(a)
be liable to QRCI, the Partnership and their respective affiliates (other than Newco) and their respective directors, officers, servants, agents and employees, and each of them, for all losses, costs, damages and expenses whatsoever which QRCI, the Partnership and their respective affiliates (other than Newco) and their respective directors, officers, servants, agents or employees, or any of them, may suffer, sustain, pay or incur, and

(b)
indemnify and save QRCI, the Partnership and their respective affiliates (other than Newco) and their respective directors, officers, servants, agents and employees, and each of them, harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by QRCI, the Partnership and their respective affiliates (other than Newco) and their respective directors, officers, servants, agents or employees, or any of them, or which they or any of them may sustain, pay or incur,

to the extent arising out of, resulting from, attributable to or connected with any breach of inaccuracy of any representation or warranty made by Newco herein in respect of which a written notice specifying the misrepresentation or breach is delivered by QRCI or the Partnership in accordance with Section 3.4.

6.4	Procedure – Indemnities

Any party seeking indemnification hereunder shall give reasonably prompt notice thereof to the party from whom indemnification is sought.  The party from whom indemnification is sought shall have the sole right to conduct, settle or otherwise dispose of any legal action in respect of which indemnification is sought in any manner it deems appropriate without the consent of the other party, except that such first party shall not agree to any disposition or settlement without the prior consent of the party seeking indemnification (which consent shall not be required if such disposition or settlement involves the payment of money borne entirely by the indemnifying party).  The party seeking indemnification shall have the right to participate in the defence of such claim at its own expense.  If the indemnifying party has elected to defend such claim but is not diligently pursuing such defence, the party seeking indemnification shall have the right to assume such defence at the indemnifying party's expense; provided the party seeking indemnification shall not settle such claim without the prior consent of the indemnifying party, not to be unreasonably withheld.

6.5	No Merger of Legal Responsibilities

The liabilities and indemnities created in this Article shall be deemed to apply to, and shall not merge in, all assignments, transfers, conveyances, novations, trust agreements and other documents conveying any of the Assets from QRCI to the Partnership, notwithstanding the terms of such assignments, transfers, conveyances, novations and other documents, Applicable Law or any rule of law or equity to the contrary, and all such rules are hereby waived to the fullest extent permitted at law.

6.6	Substitution and Subrogation

Insofar as is possible, each party shall have full rights of substitution and subrogation in and to all covenants, representations and warranties by others previously given or made in respect of the Assets or any of them.

6.7	Responsibility Extends to Legal Costs

Notwithstanding any provision to the contrary contained in this Article, references to costs in the liability and indemnification obligations prescribed by Sections 6.1, 6.2, 6.3 and 6.9 shall be deemed to include reasonable legal costs on a solicitor and his own client basis.

6.8	Benefit of Indemnity

Any claim for indemnity under this Article 6 by any of the partners or the Partnership or any of the directors, officers, servants, agents or employees of a party or a partner of the Partnership (collectively, the “Representatives”) must be brought and administered by the applicable party to this Agreement.  No indemnified Person other than the parties shall have any rights against either party under the terms of this Article 6 except as may be exercised on its behalf by QRCI, Newco or the Partnership, as applicable, pursuant to this Article 6.  Each party may elect to exercise or not exercise indemnification rights under this Article 6 on behalf of its Representatives in its sole discretion and shall have no liability to any such other Representatives for any action or inaction under this Article 6.

6.9	Limitation on Liability

No Party hereunder shall have any liability under this Agreement for any exemplary, punitive, indirect, incidental, special, consequential, remote or speculative damages; provided, however, that a Party shall be liable for costs, expenses or damages, including lost profits, exemplary, punitive, indirect, incidental, special, consequential, remote, speculative or other damages paid or owed to any third party for which a party has a right to recover from another party or the Partnership under the terms hereof. Nothing in the immediately preceding sentence is intended to exclude liability hereunder for direct damages in respect of lost profits in connection with a breach of Section 5.3 or Section 5.4.

6.10	Social Service Tax Act

The parties agree that the provisions of section 99 of the Social Service Tax Act (British Columbia) are inapplicable.

ARTICLE 7
GENERAL

7.1	Further Assurances

On and after the Effective Time as may be necessary and without further consideration, the parties hereto shall execute, acknowledge and deliver such other documents, novations, instruments and agreements and shall do such other things as may be necessary to better define the Assets (upon the mutual agreement of the parties) or to otherwise carry out their respective obligations under this Agreement.

7.2	Governing Law and Submission to Jurisdiction

The laws of the Province of Alberta shall govern the construction, interpretation and effect of this Agreement, without regard to conflicts of law rules.  Each party hereby submits to the exclusive jurisdiction of the Courts of Alberta and all courts of appeal therefrom for all purposes hereof, provided that the foregoing shall not restrict a party from enforcing a judgment outside of Alberta including the ability to initiate an original action in the courts of another jurisdiction if the judgment cannot be enforced.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

7.3	Assignment

Neither party shall assign any of its rights or benefits or delegate any obligations hereunder without first having obtained the written consent of the other party and any such assignment or delegation shall be void ab initio.

7.4	Counterparts

The parties may execute this Agreement in two or more counterparts, which shall, in the aggregate, be signed by all of the parties; each counterpart shall be deemed an original instrument as against any party who has signed it.

7.5	Entire Agreement; Amendment

This Agreement, the Partnership Agreement, the Gathering Agreement and the Servicing Agreements, contain the entire agreement of the Parties relating to the rights granted and obligations assumed herein and therein and supersede all prior agreements between the parties as to the subject matter hereof.  Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the Parties.

7.6	No Third Party Beneficiaries

Except as provided in Article 6, this Agreement shall be binding upon and shall inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

7.7	Severability

If any provision of this Agreement, or the application of such provision to any Person or in any circumstance, shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement, and the application of such provision to any Persons or in any circumstances other than those as to which it is held invalid, illegal or unenforceable shall not be affected thereby.

7.8	Expenses

Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accounts, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses.

7.9	Notices

Any written notice or communication to any of the parties required or permitted under this Agreement shall be deemed to have been duly given and received (i) on the date of service, if served personally or sent by facsimile transmission (and confirmed by telephone) to the party to whom notice is to be given, or (ii) on the next day if sent by a nationally recognized courier for next day service and so addressed and if there is evidence of acceptance by receipt.

(a)	if to QRCI:

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

(b)	if to the Partnership:

One Palliser Square 2000, 125 – 9th Avenue S.E.
Calgary, Alberta T2G 0P8
Fax#: 403.262.6115
Attn: Chief Operating Officer

with a copy to:

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
Fax#: 817.665.5021
Attn: General Counsel

with a copy to:

0927530 B.C. Unlimited Liability Company
c/o Kohlberg Kravis Roberts & Co LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.

(c)	if to Newco:

c/o Kohlberg Kravis Roberts & Co LP
9 West 57th, Suite 4200
New York, New York 10019
Fax#: 212.750.0003
Attn: Brandon Freiman, David Sorkin, Esq.

with a copy to (which shall not constitute notice hereunder): Simpson Thacher & Bartlett LLP 425 Lexington Avenue
New York, New York 10017
Fax#: 212.455.2502
Attn: Gary Horowitz, Esq.

7.10	Remedies

The parties agree that no adequate remedy at law exists for a material breach or threatened material breach of any of the provisions of Section 5.3 or Section 5.4, the continuation of which unremedied will cause the injured party to suffer irreparable harm. Accordingly, the parties agree that the injured party shall be entitled, in addition to other remedies that may be available to it, to immediate injunctive relief from any material breach of any such provisions and to specific performance of its rights thereunder, as well as to any other remedies available at law or in equity.

7.11	Binding Effect

This Agreement shall be binding on all successors and assigns of the parties and inure to the benefit of the respective permitted successors and assigns of the parties, except to the extent of any express contrary provision in this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the date and time first above written.

QUICKSILVER RESOURCES CANADA INC.		0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:	/s/ Glenn Darden	Per:	/s/ Mayo Shattuck
	Glenn Darden Chairman of the Board, Director		Mayo Shattuck Director

FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, by its partner, QUICKSILVER RESOURCES CANADA INC.		FORTUNE CREEK GATHERING AND PROCESSING PARTNERSHIP, by its partner, 0927530 B.C. UNLIMITED LIABILITY COMPANY

Per:	/s/ Glenn Darden	Per:	/s/ Mayo Shattuck
	Glenn Darden Chairman of the Board, Director		Mayo Shattuck Director

SCHEDULE A
to the
Contribution Agreement
dated December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

LISTED ASSETS

The “Assets” are set forth on Exhibit 1 (Maxhamish Pipeline), Exhibit 2 (Compression Assets) and shall include the following:

(a)
all permits, licences, authorizations, surface rights (including easements, licences of occupation and rights-of-way), and buildings, structures, appurtenances and tangible depreciable property situate thereon that are used or useful in connection with the operation of the Maxhamish Pipeline; but

(b)	specifically exclude any rights or interests in or relating to petroleum or natural gas or the production thereof, or in wells or wellsite facilities, or in the operation of the foregoing.

Exhibit 1
Maxhamish Pipeline

Exhibit 2
Compression Assets

All of the assets in the attached drawings except for pipe and equipment indicated in pink, which shall remain with QRCI.

ROAD
NPS 12 GATHERING PIPELINE
NPS 20 SALES PIPELINE
BOUNDARY OF LEASE
NPS 6 PRODUCED WATER PIPELINE
SEE NOTE 1
QUICKSILVER
PIPELINE R/W - OGC FILE 9702451
NPS 12 GATHERING PIPELINE (FUTURE)
NPS 24 GATHERING PIPELINE (FUTURE)
ACCESS ROAD
PIGGING ACCESS
FUTURE SEPARATORS
TOPSOIL STOCKPILE
TOPSOIL STOCKPILE (PROPOSED)
RETENTION POND
EDGE OF PROPOSED SOIL STORAGE AREA
S 50.000
S 100.000
S 150.000
S 200.000
S 250.000
E 50.000
E 100.000
E 150.000
E 200.000
E 250.000
PLOT PLAN
SCALE: 1:500

EXISTING BORROW PIT
PROPOSED CAMPSITE EXTENSION
UNSURVEYED CROWN LAND
P&NG GROUP 94-O-15 BLOCK A 65
EXISTING CAMPSITE
PROPOSED BORROW PITS
QUICKSILVER PIPELINE R/W OGC FILE 9702451
PROPOSED 250 x 250m COMPRESSOR SITE
QUICKSILVER PERMITS
66
UNSURVEYED CROWN LAND
PROPOSED 50 x 250m SOIL STORAGE SITE
56
55
LOCATION PLAN
SCALE: 1:5000

COMPRESSOR SITE
a-66-A/094-O-15

BUILDING/SKID/EQUIPMENT SCHEDULE

| No. | DESCRIPTION | SIZE |
|---|---|---|
| 1 | PIG RECEIVER & ESDV'S | 4.4m x 14.0m |
| 2 | SALES GAS PIG LAUNCHER & ESDV | 4.4m x 14.0m |
| 3 | PRODUCED WATER PIG VALVE | - |
| 4 | INLET SEPARATION SKID | 5.0m x 8.0m |
| 5 | COMPRESSOR #1 SKID | 8.5m x 14.6m |
| 6 | COMPRESSOR #2 SKID | 8.5m x 14.6m |
| 7 | COMPRESSOR #3 SKID (FUTURE) | 8.5m x 14.6m |
| 8 | COMPRESSOR #4 SKID (FUTURE) | 8.5m x 14.6m |
| 9 | DEHYDRATOR #1 SKID | 4.0m x 17.0m |
| 10 | STILL COLUMN VENT TANK | 1.5m x 4.0m |
| 11 | DEHYDRATOR #2 SKID (FUTURE) | 4.0m x 17.0m |
| 12 | FUEL GAS SKID | 4.0m x 14.0m |
| 13 | VAPOUR RECOVERY UNIT | 4.0m x 7.0m |
| 14 | STILL COLUMN VENT COOLER | 1.7m x 3.0m |
| 15 | UTILITY SKID | 5.0m x 11.0m |
| 16 | GENERATOR SKID | 7.3m x 14.0m |
| 17 | LIQUIDS STORAGE BUILDING | 4.7m x 18.3m |
| 18 | MCC BUILDING | 3.0m x 18.3m |
| 19 | CONTROL ROOM | 3.6m x 18.3m |
| 20 | WAREHOUSE | 9.0m x 17.0m |
| 21 | PRODUCED WATER TANKS | 16.4m x 16.0m |
| 22 | H.P. FLARE KO DRUMS | 2.4m x 6.5m |
| 23 | L.P. FLARE KO DRUMS | 1.5m x 4.0m |
| 24 | H.P. & L.P. FLARE STACKS | - |
| 25 | PROCESS GAS & E/M COOLERS | 3.8m x 17.3m |
| 26 | PROCESS GAS & A/M COOLERS | 3.8m x 17.3m |
| 27 | TRANSFER PUMPS SKID | 3.0m x 5.5m |
| 28 | H2S SCAVENGER SKID | 2.4m x 3.0m |
| 29 | BARREL DOCK | 2.4m x 4.8m |
| 30 | TRAIN #2 (FUTURE) | 70.0m x 57.5m |

| | WELLHEAD | FLARE | BOILER, STEAM GENERATING EQUIPMENT, TEG* | PRODUCED WATER TANKS | OTHER SOURCES OF IGNITABLE VAPOURS | SEPARATOR | FLAME TYPE EQUIPMENT | PRODUCED FLAMMABLE LIQUIDS CRUDE OIL & CONDENSATE TANKS | SURFACE IMPROVEMENTS |
|---|---|---|---|---|---|---|---|---|---|
| WELLHEAD | | 50 | 25 | NS | NS | NS | 25* | 50 | 80 |
| FLARE | 50 | | NS | 25 | 25 | 25 | 25 | 50 | 80 |
| BOILER, STEAM GENERATING EQUIPMENT, TEG* | 25 | NS | | 25 | 25 | 25 | 25 | 25 | NS |
| PRODUCED WATER TANKS | NS | 25 | 25 | | NS | NS | 25* | NS | NS |
| OTHER SOURCES OF IGNITABLE VAPOURS | NS | 25 | 25 | NS | | NS | 25* | NS | NS |
| SEPARATOR | NS | 25 | 25 | NS | NS | | 25* | NS** | NS |
| FLAME TYPE EQUIPMENT | 25* | 25 | 25 | 25* | 25* | 25* | [illegible] | 25* | NS |
| PRODUCED FLAMMABLE LIQUIDS CRUDE OIL & CONDENSATE TANKS | 50 | 50 | 25 | NS | NS | NS** | 25* | | 60 |
| SURFACE IMPROVEMENTS | 80 | 80 | NS | NS | NS | NS | NS | 60 | |

SURFACE EQUIPMENT SPACING GUIDELINE

| No. | DESCRIPTION | DATE | BY | CHK. | ENG. | REFERENCE DRAWING | DWG. No |
|---|---|---|---|---|---|---|---|
| 0 | ISSUED FOR CONSRUCTION | 03/15/11 | GEB | TCD | BDR | | |
| 1 | AS-BUILT | 05/01/11 | GEB | TCD | BDR | | |

NOTES:
1. WATER LINE TO BE INSTALLED IN COMMON TRENCH WITH NPS 20 SALES GAS PIPELINE.

ENGINEERING STAMP

FORTUNE CREEK
COMPRESSOR STATION
a-66-A/094-O-15
PLOT PLAN

QUICKSILVER RESOURCES

| DRN. | CHK. | APP'D | DATE | SCALE | PROJECT | DWG NO. | SHT. | REV |
|---|---|---|---|---|---|---|---|---|
| GEB | | | 06-22-10 | AS SHOWN | TRAIN 1 | T01-A-8000-PP-001 | 1/1 | 1 |

N
T01-C-8000-F-001
T01-C-8000-F-002
T01-C-8000-F-003
T01-C-8000-F-004
T01-C-8000-F-005
T01-C-8000-F-006
T01-C-8000-F-007
T01-C-8000-F-008
T01-C-8000-F-009
T01-C-8000-F-010
T01-C-8000-F-011
T01-C-8000-F-012
T01-C-8000-F-013
T01-C-8000-F-014
T01-C-8000-F-015
T01-C-8000-F-016

| No. | DESCRIPTION | DATE | BY | CHK. | ENG. | REFERENCE DRAWING | DWG. No |
|---|---|---|---|---|---|---|---|
| 0 | ISSUED FOR CONSTRUCTION | 01/18/11 | GEB | TDC | BDR | | |

NOTES:

ENGINEERING STAMP

PROFESSIONAL ENGINEER B. D. ROSE

JAN 1 9 2011

FORTUNE CR. COMPRESSOR STN.
KEY PLAN
OVERALL LAYOUT

| DRN. | CHK. | APP'D | DATE | SCALE | PROJECT | DWG. NO. | SHT. | REV |
|---|---|---|---|---|---|---|---|---|
| GEB | | | 01/17/11 | 1:200 | TRAIN 1 | T01-C-8000-F-000 | 1/1 | 0 |

QUICKSILVER RESOURCES

S-36.000m
E-113.000m
E-143.000m

| No. | DESCRIPTION | DATE | BY | CHK. | ENG. | REFERENCE DRAWING | DWG. No |
|---|---|---|---|---|---|---|---|
| 0 | ISSUED FOR CONSTRUCTION | 01/18/11 | GEB | TDC | BDR | | |
| | | | | | | | |
| | | | | | | | |
| | | | | | | | |
| | | | | | | | |

NOTES:

1. MECHANICAL CONTRACTOR TO CONFIRM ROUTING AND DIMENSIONS OF ALL PIPING PRIOR TO FABRICATION.
2. HYDRO TEST VENTS AND DRAINS BY MECHANICAL CONTRACTOR AS REQUIRED.
3. ALL DIMENSIONS ARE IN MILLIMETRES UNLESS NOTED OTHERWISE.

ENGINEERING STAMP

JAN 19 2011

PROFESSIONAL ENGINEER — PROVINCE OF BRITISH COLUMBIA — B. D. ROSE

FORTUNE CR. COMPRESSOR STN.
PIG BARRELS
PLAN VIEW
PIPING ARRANGEMENT

QUICKSILVER RESOURCES

| DRN. | CHK. | APP'D | DATE | SCALE | PROJECT | DWG. NO. | SHT. | REV |
|---|---|---|---|---|---|---|---|---|
| GEB | | | 01/17/11 | 1:30 | TRAIN 1 | T01-C-8000-F-002 | 1/4 | 0 |

S-57.000m
E-113.000m
E-143.000m
S-78.000m

JAN 1 9 2011

| No. | DESCRIPTION | DATE | BY | CHK. | ENG. | REFERENCE DRAWING | DWG. No |
|---|---|---|---|---|---|---|---|
| 0 | ISSUED FOR CONSTRUCTION | 01/18/11 | GEB | TDC | BDR | | |

NOTES:

1. MECHANICAL CONTRACTOR TO CONFIRM ROUTING AND DIMENSIONS OF ALL PIPING PRIOR TO FABRICATION.
2. HYDRO TEST VENTS AND DRAINS BY MECHANICAL CONTRACTOR AS REQUIRED.
3. ALL DIMENSIONS ARE IN MILLIMETRES UNLESS NOTED OTHERWISE.

ENGINEERING STAMP

PROFESSIONAL ENGINEER — B. D. ROSE — BRITISH COLUMBIA

FORTUNE CR. COMPRESSOR STN.
INLET SEPARATOR
PLAN VIEW
PIPING ARRANGEMENT

QUICKSILVER RESOURCES

| DRN. | CHK. | APP'D | DATE | SCALE | PROJECT | DWG. NO. | SHT. | REV |
|---|---|---|---|---|---|---|---|---|
| GEB | | | 01/17/11 | 1:30 | TRAIN 1 | T01-C-8000-F-006 | 1/4 | 0 |

LOW PRESSURE FLARE KNOCK OUT TANK
HIGH PRESSURE FLARE KNOCK OUT TANK
VRU SKID
TRANSFER PUMP SKID
PS-034
PS-035
PS-036
PS-037
PS-038
JAN 1 9 2011

| No. | DESCRIPTION | DATE | BY | CHK. | ENG. | REFERENCE DRAWING | DWG. No |
|---|---|---|---|---|---|---|---|
| 0 | ISSUED FOR CONSTRUCTION | 01/18/11 | DAH | TDC | BDR | | |

NOTES:

1. MECHANICAL CONTRACTOR TO CONFIRM ROUTING AND DIMENSIONS OF ALL PIPING PRIOR TO FABRICATION.
2. HYDRO TEST VENTS AND DRAINS BY MECHANICAL CONTRACTOR AS REQUIRED.
3. ALL DIMENSIONS ARE IN MILLIMETRES UNLESS NOTED OTHERWISE.

ENGINEERING STAMP

FORTUNE CR. COMPRESSOR STN.
FLARE K.O. DRUMS
PLAN VIEW
PIPING ARRANGEMENT

QUICKSILVER RESOURCES

| DRN. | CHK. | APP'D | DATE | SCALE | PROJECT | DWG. NO. | SHT. | REV |
|---|---|---|---|---|---|---|---|---|
| DH | | | 01/18/11 | 1:50 | TRAIN 1 | T01-C-8000-F-010 | 1/4 | 0 |

S-99.000m
S-120.000m
E-126.000m
E-156.000m
TRANSFER PUMP SKID

| No. | DESCRIPTION | DATE | BY | CHK. | ENG. | REFERENCE DRAWING | DWG. No |
|---|---|---|---|---|---|---|---|
| 0 | ISSUED FOR CONSTRUCTION | 01/28/11 | | | | | |

NOTES:

1. MECHANICAL CONTRACTOR TO CONFIRM ROUTING AND DIMENSIONS OF ALL PIPING PRIOR TO FABRICATION.
2. HYDRO TEST VENTS AND DRAINS BY MECHANICAL CONTRACTOR AS REQUIRED.
3. ALL DIMENSIONS ARE IN MILLIMETRES UNLESS NOTED OTHERWISE.

ENGINEERING STAMP

JAN 2 8 2011

PROFESSIONAL PROVINCE OF BRITISH COLUMBIA R. M. BOHL # 29279 ENGINEER

FORTUNE CR. COMPRESSOR STN.
PRODUCED WATER TANKS
PLAN VIEW
PIPING ARRANGEMENTS

QUICKSILVER RESOURCES

| DRN. | CHK. | APP'D | DATE | SCALE | PROJECT | DWG. NO. | SHT. | REV |
|---|---|---|---|---|---|---|---|---|
| GEB | | | 01/24/11 | 1:30 | TRAIN 1 | T01-C-8000-F-016 | 1/4 | 0 |

SCHEDULE B
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership
AMI

SCHEDULE C
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

Gathering Agreement

SCHEDULE D
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

Fortune Creek Gas Plant

Facility Parameters	Estimated Completion Date
Construction of a Processing Facility capable of extracting CO2 up to 50% by volume of the Natural Gas Stream and having a processing capacity of not less than 150,000 Mcf/d.	June 1, 2014

SCHEDULE E
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

Processing Agreement

SCHEDULE F
to the
Contribution Agreement
dated  December 23, 2011 between
Quicksilver Resources Canada Inc. and Fortune Creek Gathering and Processing Partnership

Asset Purchase Agreement